UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):     January 11, 2007

INSITUFORM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10786	13-3032158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 Spirit 40 Park Drive, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,
including area code        (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On January 11, 2007, the Compensation Committee of Insituform Technologies, Inc. (the “Company”) authorized an increase in the base salary of Thomas S. Rooney, Jr., the Company’s President and Chief Executive Officer, to $655,000 from $630,000, an increase in the base salary of Thomas E. Vossman, the Company’s Senior Vice President and Chief Operating Officer, to $370,000 from $310,000, and an increase in the base salary of David F. Morris, the Company’s Vice President, General Counsel and Secretary, to $295,000 from $240,000, effective April 1, 2007, at which time such increases shall be given retroactive effect to January 1, 2007.

The Compensation Committee also approved at the meeting the Company’s 2007 Management Annual Incentive Plan and the 2007 annual incentive bonus targets for each of the Company’s executive officers. All of the executive officers and certain key employees of the Company participate in the annual incentive plan, which provides for a bonus pool available for payment to participants, the amount of which shall be determined by the Company’s earnings for the 2007 fiscal year. The Compensation Committee, in its sole discretion and based upon the recommendation of management, shall allocate the bonus pool amount among participants after completion of the fiscal year. For 2007, the target for Mr. Rooney’s annual incentive compensation was established at 70% of his annual salary, and at 50% of the respective annual salaries of Messrs. Vossman and Morris, with such percentages being mid-point targets so that the actual bonuses could exceed such amounts.

Item 9.01.    Financial Statements and Exhibits.

(d)    The following exhibits are filed as part of this report:

Exhibit Number         Description

10.1             2007 Management Annual Incentive Plan, filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSITUFORM TECHNOLOGIES, INC.

By: /s/ David F. Morris
   David F. Morris
   Vice President, General Counsel and Secretary

Date: January 17, 2007

INDEX TO EXHIBITS

Exhibit	Description
10.1	22 2007 Management Annual Incentive Plan, filed herewith.